Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 30, 2023 (this “Amendment”), is among MERCURY GENERAL CORPORATION (the “Borrower”), each of the Lenders (as defined below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (as defined below) and the L/C Issuer. Capitalized terms defined in the Credit Agreement (as defined below) are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the Borrower is a party to that certain Amended and Restated Credit Agreement dated as of March 31, 2021 (as amended, restated, extended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and, as amended by this Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”), by and among Borrower, the various financial institutions from time to time party thereto as lenders (such lenders, including the Incremental Lenders (as defined below), the “Lenders”), and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the L/C Issuer.

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders (excluding the Joining Lender (as defined below)), have provided Borrower with a revolving credit facility in the maximum principal amount of $200,000,000.

WHEREAS, Borrower has requested (a) pursuant to Section 2.13 of the Credit Agreement, a $50,000,000 increase in the Aggregate Commitments (the “Commitment Increase”) such that, after giving effect to this Amendment, the Aggregate Commitments will be increased from $200,000,000 to $250,000,000, (b) that the Administrative Agent and the Lenders amend the Consolidated Net Worth covenant set forth in Section 7.11(a) of the Credit Agreement, and (c) that the Administrative Agent, the L/C Issuer and the Lenders otherwise amend the Loan Documents on the terms and conditions set forth below.

WHEREAS, BMO Bank N.A. (“Joining Lender”) has agreed to provide $30,000,000 of the Commitment Increase, and Bank of America, N.A., in its capacity as a Lender (“Bank of America”, and together with the Joining Lender, collectively, the “Incremental Lenders” and each individually an “Incremental Lender”), has agreed to provide $20,000,000 of the Commitment Increase.

WHEREAS, the Administrative Agent, the Lenders party hereto and the L/C Issuer are willing to agree to such amendments subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1.    AMENDMENT TO SECTION 1.01 – DEFINED TERMS. Effective as of the Second Amendment Effective Date (as hereinafter defined), Section 1.01 of the Existing

Credit Agreement is hereby amended such that the following definition is amended and restated to read in full as follows:

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

SECTION 2.    AMENDMENT TO SECTION 7.11(a) – MINIMUM CONSOLIDATED NET WORTH. Effective as of the Second Amendment Effective Date, Section 7.11(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(a)    Minimum Consolidated Net Worth. The Borrower shall not permit its Consolidated Net Worth to be less than an amount equal to the sum of (a) $1,200,000,000 plus (b) 25% of positive Consolidated Net Income earned in each calendar year commencing with the calendar year ending December 31, 2023.

SECTION 3.    JOINDER BY JOINING LENDER. By executing this Amendment, the Joining Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and the other Loan Documents, (ii) it meets all the requirements to be an assignee and a Lender under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Second Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of its Commitment (as set forth on Schedule 2.01 hereto as of the Second Amendment Effective Date), shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitments and the related Loans and either it, or the Person exercising discretion in making its decision to acquire its Commitments and the related Loans, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the other Loan Documents, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment, to provide its portion of the Commitment Increase, to provide its Commitment and make any related Loans, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into Amendment to provide its portion of the Commitment Increase, to provide its Commitment and make any related Loans, and (vii) if it is a Foreign Lender, it has provided any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Joining Lender; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Each of the Borrower, the Administrative Agent and the L/C Issuer consents to the Joining Lender becoming a Lender under the Credit Agreement.

SECTION 4.    REALLOCATION OF LOANS; UPDATED SCHEDULE 2.01. The Commitment Increase shall be effective on the Second Amendment Effective Date and each of the Lenders and Borrower is hereby deemed to have received notification of the same in accordance with Section 2.13 of the Credit Agreement. Effective on the Second Amendment Effective Date, Schedule 2.01 of the Credit Agreement is hereby amended and replaced in its entirety by the Schedule 2.01 attached hereto as Schedule 2.01. On the Second Amendment Effective Date, the Lenders shall sell and purchase Loans, and make and receive payments, in immediately available funds, among themselves, as directed by Administrative Agent, in order for each Lender to hold outstanding Loans on the Second Amendment Effective Date commensurate with such Lender’s Applicable Percentage (after giving effect to this Amendment) as set forth in Schedule 2.01 attached hereto. All such sales and purchases shall be deemed to have been made in compliance with the Credit Agreement and are hereby ratified and confirmed. Borrower consents to the reallocation of Loans on the Second Amendment Effective Date in accordance with the above to reflect the Commitments and Applicable Percentages set forth in Schedule 2.01 attached hereto.

SECTION 5.    AMENDMENTS TO EXHIBIT C. Effective as of the Second Amendment Effective Date, Exhibit C (Form of Compliance Certificate) to the Credit Agreement is hereby amended and replaced in its entirety with the form of Exhibit C attached to this Amendment as Exhibit A.

SECTION 6.    CONDITIONS PRECEDENT. This Amendment shall become effective on the date first above written (the “Second Amendment Effective Date”) upon satisfaction or waiver of the following conditions:

(a)    The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Administrative Agent, the L/C Issuer, the Required Lenders (prior to giving effect to this Amendment) and each of the Incremental Lenders;

(b)    The Administrative Agent shall have received a fully executed copy of that certain Second Amendment Fee Letter dated the date hereof (the “Second Amendment Fee Letter”), duly executed by the Borrower, Bank of America, and BofA Securities;

(c)    The Administrative Agent shall have received a Note duly executed by the Borrower in favor of each Incremental Lender requesting a Note at least five days prior to the Second Amendment Effective Date;

(d)     The Administrative Agent shall have received a favorable opinion of legal counsel to the Borrower, dated as of the Second Amendment Effective Date, addressed to the Administrative Agent and each Lender, as to such matters concerning the Borrower and this Amendment as the Administrative Agent and the Incremental Lenders may reasonably request;

(e)    The Administrative Agent shall have received such incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which the Borrower is a party;

(f)    The Administrative Agent shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized in its jurisdiction of organization, and that the Borrower is validly existing, in good standing and qualified to engage in business in California;

(g)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower (A) certifying that after giving effect to the closing of this Amendment and the Commitment Increase (i) no Default or Event of Default shall have occurred and be continuing under the Loan Documents, (ii) the representations and warranties of the Borrower contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (iii) no event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect has occurred since December 31, 2022, and (iv) the absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect, and (B) certifying and attaching resolutions adopted by the Borrower approving or consenting to this Amendment and the Commitment Increase;

(h)    Any fees and expenses required to be paid on or before the Second Amendment Effective Date, including, without limitation, pursuant to the Second Amendment Fee Letter, shall have been paid;

(i)    Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Second Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent);

(j)    After giving effect to this Amendment, no Default or Event of Default shall exist;

(k)    (i) Upon the reasonable request of any Incremental Lender made at least seven days prior to the Second Amendment Effective Date, the Borrower shall have provided to such Incremental Lender, and such Incremental Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three days prior to the Second Amendment Effective Date and (ii) at least five days prior to the Second Amendment Effective Date, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered, to each Incremental Lender that so requests at least 10 days prior to the Second Amendment Effective Date, a Beneficial Ownership Certification in relation to the Borrower; and

(l)    The Administrative Agent shall have received such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

Without limiting the generality of the provisions of Section 9.04 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 6, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.

SECTION 7. REPRESENTATIONS AND WARRANTIES. To induce the Lenders, the L/C Issuer and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent, the L/C Issuer and each Lender as follows:

7.1    Due Authorization, Non‑Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law.

7.2    Government Approval, Regulation, etc. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment; except for approvals, consents, exemptions, authorizations, actions, notices or filings (i) which have already been obtained or made or (ii) for which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect and such failure could be cured without unreasonable delay or cost.

7.3    Validity, etc. This Amendment has been duly executed and delivered by the Borrower. This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

7.4    No Default or Event of Default. No Default or Event of Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment.

7.5    Representations and Warranties. The representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct in all material respects as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

SECTION 8. MISCELLANEOUS.

8.1    Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Existing Credit Agreement, and the Credit Agreement and all other Loan Documents shall remain in full force and effect and each is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Existing Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement.

8.2    Payment of Costs and Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and out‑of‑pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment, pursuant to the terms of Section 10.04 of the Credit Agreement.

8.3    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

8.4    Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

8.5    Execution in Counterparts. This Amendment may, if agreed by the Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the other parties hereto shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart.

8.6    Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.7    Successors and Assigns. Subject to any restrictions on assignment contained in the Credit Agreement, the Credit Agreement and this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signatures follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.
MERCURY GENERAL CORPORATION

By: /s/ Theodore R. Stalick
Name: Theodore R. Stalick
Title:     Senior Vice President and
Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Aamir Saleem
Name: Aamir Saleem
Title: Vice President

BANK OF AMERICA, N.A.,
as the L/C Issuer and a Lender

By: /s/ Carolyn Sarnecki
Name: Carolyn Sarnecki
Title:     Senior Vice President

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as a Lender

By: /s/ Jonathan Berns
Name: Jonathan Berns
Title: Director

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Glenn Schuermann
Name: Glenn Schuermann
Title: Vice President

BMO BANK N.A.,
as Joining Lender

By: /s/ Emily Stagliano
Name: Emily Stagliano
Title: Director

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$120,000,000	48.000000000%
Wells Fargo Bank, National Association	$85,000,000	34.000000000%
BMO Bank N.A.	$30,000,000	12.000000000%
U.S. Bank National Association	$15,000,000	6.000000000%
Total	$250,000,000	100.000000000%